UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 6, 2023
EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EPC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 11, 2023, Edgewell Personal Care Company (the “Company”) issued a press release (the “Organizational Press Release”) announcing updates to its organizational structure and leadership team. The Organizational Press Release outlines certain changes to management roles and responsibilities under the leadership of Rod Little. A copy of the Organizational Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Under the new organizational structure, the Company will eliminate the position of Chief Human Resources Officer currently held by John N. Hill, effective as of November 6, 2023, and will appoint LaTanya Langley to the new role of Chief People and Legal Officer effective as of that same date. As a result of this change, Mr. Hill has decided to pursue other interests and he and the Company have entered into a separation agreement and general release (the “Separation and Release Agreement”), entered into on October 6, 2023, a copy of which is filed herewith as Exhibit 10.1. The Company wishes to thank Mr. Hill for his dedication and the numerous contributions he has made to the Company over the past 25 years.

Pursuant to the Separation and Release Agreement, Mr. Hill agreed to a customary release and restrictive covenants. Mr. Hill’s separation from the Company will be effective January 5, 2024 (the “Separation Date”), after which Mr. Hill will be entitled to the following benefits, subject to certain conditions as set forth in the Separation and Release Agreement: (i) a lump sum severance payment in an amount equal to the sum of (a) one and a half times Mr. Hill’s annual base salary as of the Separation Date and (b) one and a half times Mr. Hill’s target fiscal year 2024 Bonus pursuant to the terms of the Company’s Executive Bonus Plan, less applicable withholdings and deductions required by law, as authorized by Mr. Hill and as required by the Company’s Executive Severance Plan (the “Severance Plan”); (ii) if Mr. Hill is a participant in the Edgewell Group Health Plan on the Separation Date, the Company shall pay Mr. Hill an amount of one and a half times the full monthly premium cost (employer plus employee) for the level of coverage in effect as of the Separation Date multiplied by 18, less applicable withholdings and deductions required by law, as authorized by Mr. Hill and as required by the Severance Plan; and (iii) a one-time lump sum transition bonus payment, less applicable withholdings and deductions required by law, as authorized by Mr. Hill.

Item 7.01 Regulation FD Disclosure.
On October 11, 2023, the Company issued the Organizational Press Release announcing updates to its organizational structure and leadership team. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Edgewell Personal Care Company issued on October 11, 2023
10.1	Separation and General Release Agreement entered into on October 6, 2023 by and between John N. Hill and Edgewell Personal Care Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWELL PERSONAL CARE COMPANY

By: /s/ LaTanya Langley
LaTanya Langley
Chief Legal Officer

Dated: October 11, 2023